                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 7, 2000, with respect to the consolidated statement of operations of The Object People Inc., TOPLink line of business for the year ended July 31, 1999 included in the Registration Statement (Form S-1) and related Prospectus of WebGain, Inc. for the registration of shares of its common stock.


                                                               ERNST & YOUNG LLP

Ottawa, Canada
February 16, 2001